              SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON,  D. C.  20549
                  -------------------------

                          FORM  T-1

                  STATEMENT OF ELIGIBILITY
                UNDER THE TRUST INDENTURE ACT OF 1939 OF
               A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                       -------------------------

                 CHECK IF AN APPLICATION TO DETERMINE
                 ELIGIBILITY OF A TRUSTEE PURSUANT TO
                       SECTION  305(b)(2)
                                         --------
                       -------------------------

                 UNITED STATES TRUST COMPANY OF NEW YORK
           (Exact name of trustee as specified in its charter)

               New York                          13-3818954
    (Jurisdiction of incorporation           (I. R. S. Employer
      if not a U. S. national bank)          Identification No.)

           114 West 47th Street                  10036-1532
            New York, New York                   (Zip Code)
          (Address of principal
          executive offices)
                       -------------------------

             International Comfort Products Holdings, Inc.
          (Exact name of OBLIGOR as specified in its charter)

               Delaware                          62-1744926
    (State or other jurisdiction of          (I. R. S. Employer
     incorporation or organization)          Identification No.)

     Suite 200, 501 Corporate Centre Drive           37067
     Franklin, Tennessee                         (Zip code)
    (Address of principal executive offices)
                      -------------------------

              International Comfort Products Corporation
          (Exact name of OBLIGOR as specified in its charter)

                Canada                           98-0045209
    (State or other jurisdiction of          (I. R. S. Employer
     incorporation or organization)          Identification No.)

     66th Floor, 1 First Canadian Place            M5X 1B8
        Toronto, Ontario, Canada                 (Zip code)
  (Address of principal executive offices)
                      -------------------------

                 8-5/8% Senior Notes due 2008, Series B
                  (Title of the indenture securities)

                               GENERAL


1.     GENERAL INFORMATION

       Furnish the following information as to the trustee:

       (a) Name and address of each examining or supervising authority to which it is subject.

               Federal Reserve Bank of New York (2nd District),
                 New York, New York (Board of Governors of the Federal Reserve System)
               Federal Deposit Insurance Corporation, Washington, D.C. New York State Banking Department, Albany, New York

       (b)     Whether it is authorized to exercise corporate trust powers.

               The trustee is authorized to exercise corporate trust powers.

2.     AFFILIATIONS WITH THE OBLIGOR

       If the obligor is an affiliate of the trustee, describe each such affiliation.

               None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

       International Comfort Products Holdings, Inc. and International Comfort Products Corporation currently are not in default.
       Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.

16.    LIST OF EXHIBITS

       T-1.1  --  Organization Certificate, as amended, issued by the State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).

       T-1.2  --  Included in Exhibit T-1.1.

       T-1.3  --  Included in Exhibit T-1.1.

16.    LIST OF EXHIBITS
         (CONT'D)


       T-1.4  --  The By-Laws of United States Trust Company of New York, as
                  amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).

       T-1.6  --  The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

       T-1.7  --  A copy of the latest report of condition of the trustee pursuant to law or the requirements of its supervising or examining authority.

NOTE

As of July 3, 1998, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                    -------------------------


Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 3rd day of July 1998.

UNITED STATES TRUST COMPANY
     OF NEW YORK, Trustee

By:  /S/ Cynthia Chaney
   -----------------------------
         Cynthia Chaney
     Assistant Vice President

                                                            Exhibit T-1.6

    The consent of the trustee required by Section 321(b) of the Act.

               United States Trust Company of New York
                         114 West 47th Street
                         New York, NY  10036

September 1, 1995


Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of

1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York

("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


Very truly yours,


UNITED STATES TRUST COMPANY
   OF NEW YORK


     /s/Gerard F. Ganey
    -----------------------
By:   Gerard F. Ganey
      Senior Vice President

                                                             EXHIBIT T-1.7
                  UNITED STATES TRUST COMPANY OF NEW YORK
                    CONSOLIDATED STATEMENT OF CONDITION
                               MARCH 31, 1998
                              ----------------
                              ($ IN THOUSANDS)

              ASSETS
              ------
              Cash and Due from Banks             $   303,692

              Short-Term Investments                  325,044

              Securities, Available for Sale          650,954

              Loans                                 1,717,101
              Less: Allowance for Credit Losses        16,546
                                                   ----------
                    Net Loans                       1,700,555
              Premises and Equipment                   58,868
              Other Assets                            120,865
                                                   ----------
                    TOTAL ASSETS                  $ 3,159,978
                                                   ==========
              LIABILITIES
              -----------
              Deposits:
                    Non-Interest Bearing          $   602,769
                    Interest Bearing                1,955,571
                                                   ----------
                      Total Deposits                2,558,340

              Short-Term Credit Facilities            293,185
              Accounts Payable and
                Accrued Liabilities                   136,396
                                                   ----------
                    TOTAL LIABILITIES             $ 2,987,921
                                                   ==========

              STOCKHOLDER'S EQUITY
              --------------------
              Common Stock                             14,995
              Capital Surplus                          49,541
              Retained Earnings                       105,214
              Unrealized Gains on Securities
                Available for Sale
               (Net of Taxes)                           2,307
                                                   ----------
              TOTAL STOCKHOLDER'S EQUITY              172,057
                                                   ----------
                TOTAL LIABILITIES AND
                STOCKHOLDER'S EQUITY              $ 3,159,978
                                                   ==========

I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

 /S/ Richard E. Brinkmann, SVP & Controller

May 6, 1998